MUTUAL FUND SERIES TRUST

Amendment No. 37 to Agreement and Declaration of Trust

The undersigned President and Principal Executive Officer of Mutual Fund Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees (the “Board”) of the Trust at a meeting of the Board on May 4, 2016.

Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for each Series
AlphaCentric Asset Rotation	Class A, C and I
AlphaCentric Bond Rotation Fund	Class A, C and I
AlphaCentric Income Opportunities Fund	Class A, C and I
AlphaCentric/IMFC Managed Futures Strategy Fund	Class A, C and I
AlphaCentric Hedged Market Opportunity Fund	Class A, C and I
Camelot Premium Return Fund	Class A, C and I
Camelot Excalibur Small Cap Income Fund	Class A, C and I
Catalyst Intelligent Alternative Fund	Class A, C and I
Catalyst Hedged Futures Strategy Fund	Class A, C and I
Catalyst Insider Buying Fund	Class A, C and I
Catalyst Insider Income Fund	Class A, C and I
Catalyst Insider Long/Short Fund	Class A, C and I
Catalyst Macro Strategy Fund	Class A, C and I
Catalyst Small Cap Insider Buying Fund	Class A, C and I
Catalyst Hedged Insider Buying Fund	Class A, C and I
Catalyst Dynamic Alpha Fund	Class A, C and I
Catalyst/CP World Equity Fund	Class A, C and I
Catalyst/CP Focus Large Cap Fund	Class A, C and I
Catalyst/CP Focus Mid Cap Fund	Class A, C and I
Catalyst/EquityCompass Buyback Strategies Fund	Class A, C and I
Catalyst/Groesbeck Aggressive Growth Fund	Class A, C and I
Catalyst/Groesbeck Growth of Income Fund	Class A, C and I
Catalyst/Lyons Hedged Premium Return Fund	Class A, C and I
Catalyst/Lyons Tactical Allocation Fund	Class A, C and I
Catalyst/MAP Global Total Return Income Fund	Class A, C and I
Catalyst/MAP Global Capital Appreciation Fund	Class A, C and I
Catalyst/SMH High Income Fund	Class A, C and I
Catalyst/SMH Total Return Income Fund	Class A, C and I
Catalyst/Stone Beach Income Opportunity Fund	Class A, C and I
Catalyst Time Value Trading Fund	Class A, C and I
Catalyst/Princeton Floating Rate Income Fund	Class A, C and I
Catalyst/Princeton Hedged Income Fund	Class A, C and I

Catalyst/Princeton Credit Opportunity Fund	Class A, C and I
Catalyst MLP & Infrastructure Fund	Class A, C and I
Catalyst/Auctos Multi-Strategy Fund	Class A, C and I
Catalyst IPOx Allocation Fund	Class A, C and I
Catalyst Hedged Commodity Strategy Fund	Class A, C and I
Catalyst/Millburn Hedge Strategy	Class A, C and I
Day Hagan Tactical Allocation Fund of ETFs	Class A, C and I
Day Hagan Tactical Dividend Fund	Class A, C and I
Empiric 2500 Fund	Class A, and C
Eventide Gilead Fund	Class A, C, N and I
Eventide Healthcare & Life Sciences Fund	Class A, C, N and I
Eventide Multi-Asset Income Fund	Class A, C, N and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: August 22, 2016
/s/ Jerry Szilagyi Jerry Szilagyi, President and Principal Executive Officer of the Trust